U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: July 28, 2003



                            VEGA-ATLANTIC CORPORATION
        (Exact name of small business issuer as specified in its charter)

                                    COLORADO
              (State or other Jurisdiction as Specified in Charter



         00-27845                                   84-1304106
(Commission file number)                (I.R.S. Employer Identification No.)



                          435 Martin Street, Suite 2000
                            Blaine, Washington 98230
                    (Address of Principal Executive Offices)

                                 (360) 332-3823
                           (Issuer's telephone number)

Items 1 through 4, 6 and 8 not applicable.

Item 5. Other Events

Potential Acquisition of Transax Limited

         The Board of Directors of Vega-Atlantic Corporation, a Colorado corporation (the "Company"), at a special meeting, approved the execution of an agreement in principle dated June 19, 2003 and a subsequent merger agreement dated July 22, 2203 (the "Merger Agreement") among the Company, Vega-Atlantic Acquisition Corporation, the Company's wholly-owned subsidiary (Vega-Atlantic"), Transax Limited, a Colorado corporation ("Transax"), and certain selling shareholders of Transax. It is anticipated that the Merger Agreement will become effective and the acquisition of Transax will be consummated by approximately August 15, 2003 or as promptly as practicable after approval by the shareholders of Transax of the Merger Agreement, but in no event after August 31, 2003.

         The Merger Agreement

         In accordance with the terms of the proposed Merger Agreement, it has been agreed, subject to normal due diligence, satisfaction of conditions precedent and board of director and shareholder ratification that: (i) Vega-Atlantic will merge with Transax so that Transax will become a wholly-owned subsidiary of the Company and the shareholders, warrantholders and optionholders of Transax will become shareholders, warrantholders and optionholders of the Company; (ii) the Company's business operations will become that of Transax and its subsidiaries, that being the development, acquisition and marketing of information network solutions for healthcare providers and health insurance companies and other end-users world-wide; (iii) the Company will change its name to "Transax International Limited" and its trading symbol; and (iv) the Company will adopt and implement a Stock Option Plan for key personnel of the Company, subject to approval by the shareholders of the Company.

         In accordance with the terms and conditions of the proposed Merger Agreement and a corresponding contribution agreement: (i) the Company will contribute to Vega-Atlantic 11,066,207 shares of its restricted Common Stock, 4,500,000 stock options and 4,100,000 share purchase warrants; (ii) Vega-Atlantic will exchange therefore with the Transax shareholders an aggregate of 11,066,207 shares of the Company's restricted Common Stock (on the basis of each two Transax shares of common stock exchanged into the right to receive one share of Common Stock of the Company); (iii) Vega-Atlantic will exchange therefore with the Transax optionholders an aggregate of 4,500,000 stock options to acquire up to 4,500,000 shares of the Company's Common Stock to replace all stock options presently outstanding in Transax (on the basis of each two Transax stock options exchanged into the right to receive one stock option of the Company); and (iv) Vega-Atlantic will exchange therefore with the Transax warrantholders an aggregate of 4,100,000 share purchase warrants to acquire up to a further 4,100,000 shares of the Company's Common Stock to replace all share purchase warrants presently outstanding in Transax (on the basis of each two

Transax share purchase warrants exchanged into the right to receive one share purchase warrant of the Company).

         In the event certain Transax shareholders, but not more than 9.5%, demand in writing payment for such shares of common stock of Transax held of record, in accordance with applicable Colorado law, such shares of common stock of Transax will not be converted into shares of restricted Common Stock of the Company and such Transax Shareholders will be entitled to receive payment for the value of the shares of common stock of Transax held of record.

         Interim Secured and Convertible Loan Agreement

         As a condition to entering into and in accordance with the proposed Merger Agreement, the Company has agreed to use its commercially reasonable efforts to advance to Transax the aggregate principal sum of up to $250,000 (collectively, the "Principal Sum") within five (5) business days of raising of a minimum of $250,000. In accordance with any loan made to Transax, any principal sum loan amount will bear interest accruing at the rate of ten percent (10%) per annum (the "Interest"), and any such principal sum loan amount will be secured pursuant to a fixed and floating charge on all of the assets of Transax then ranking pari passu with all existing liabilities in and to Transax at that time (the "Loan Agreement").

         Pursuant to the terms and conditions of the proposed Loan Agreement, it is anticipated that, upon completion of the Merger Agreement, Transax will promise to repay to the Company all Principal Sum monies which are advanced by the Company to Transax under the proposed Loan Agreement, together with all outstanding Interest accrued thereon, at or before the day which is 90 calendar days from the earlier of one year from the execution date of the Loan Agreement and the date upon which the Merger Agreement terminates for any reason whatsoever, failing which the Company may immediately realize upon any of the security which has been provided by Transax to the Company in accordance with the terms of the Loan Agreement.

         It is further anticipated that the terms of the proposed Loan Agreement are expected to provide that Transax may prepay and redeem any portion of the principal sum and accrued interest due and owing (the "Right of Redemption") by providing the Company with not less than 30 calendar days' prior written notice and a subsequent certified check or bank draft representing the entire amount due and owing. Subject to Transax's prior Right of Redemption, the proposed Loan Agreement is expected to further provide that should the Merger Agreement terminate for any reason whatsoever or should the final principal sum payment date be otherwise determined at any time subsequent to the advance of any loan under the proposed Loan Agreement, the Company will have the sole and exclusive right and option to elect to convert the entire Principal Sum and accrued Interest due and owing to up to a five percent participating and voting interest in and to Transax.

         The Company and Transax have agreed that, as a pre-condition to closing such acquisition and the consummation of the Merger Agreement, both parties may conduct, to their satisfaction, due diligence which may include, but is not limited to, financial statements, inventory of assets and liabilities, confirmation that each party has complied with all regulatory filings and receipt of necessary approvals regarding the transaction.

         Transax - Corporate Profile

         Transax is the holding company of TDS Telecommunications Data Systems Ltda. ("TDS") (being renamed "Transax Brazil Ltda"). TDS is a solutions provider. Through a licensing agreement from Transax, TDS is using proprietary software trademarked "MedLink", which is currently operating in Brazil, and employs approximately 40 staff and contract personnel.

         The MedLink solution has been specifically designed for the healthcare and health insurance industry to allow insurance companies to connect to healthcare providers and electronically undertake authorization of health claims in real time. A transaction fee is charged to the insurer for use of the MedLink system. MedLink has been developed as a "total connectivity" solution where Transax is able to provide an insurer with the ability to cost effectively process all of the transactions generated regardless of location of method of generation.

         An in-house authorization system for approximately 1300 healthcare provider locations was developed by MedLink's software development team and sold to Sul America/Aetna Life. Management of the Company believes that Sul America/Aetna Life is the second largest private health insurance company in Brazil. This stand-alone system is currently in use and processes approximately 350,000 claims monthly.

         The strategic focus of Transax is to become a premier international provider of information network solutions for the healthcare providers and health insurance companies, enabling the real time automation of routine patient eligibility verifications, authorization, claims processing and payment functions that are currently performed manually.

Shareholder Approval - Proxy Statement

         The Board of Directors has authorized and directed the submission of a Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Proxy Statement"). The Proxy Statement was filed with the Securities and Exchange Commission on June 18, 2003 and amended on July 16, 2003. The Proxy Statement has been circulated to the shareholders of the Company to provide notice that a special meeting of the shareholders of the Company will be held at 2:00 p.m. on August 8, 2003 for the following purposes: (i) approval of a proposed amendment to the Company's Articles of Incorporation to effectuate a proposed change in the name of the Company to such name as may be approved by the Board of Directors of the Company in its sole and absolute discretion; (ii) approval of a proposed stock option plan for key personnel of the Company; and
(iii) ratification of the prior actions by shareholders of the Company taken pursuant to a written consent dated March 26, 2003 approving a reverse stock split of one-for-twenty of the Company's issued and outstanding share of Common Stock effectuated approximately April 2, 2003.

Item 7. Financial Statements and Exhibits.

(a)      Financial Statements of Businesses Acquired.

              Not Applicable.

(b)      Pro Forma Financial Information.

              Not Applicable.

(c)      Exhibits.

              None


                                   SIGNATURES

         In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                            VEGA-ATLANTIC CORPORATION


Date: July 28, 2003             By:/s/ GRANT ATKINS
                                   _________________________________
                                   Grant Atkins, President and Chief
                                   Executive Officer